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                                                                   EXHIBIT 10.17


                      First Amendment to Lease Agreement


This First Amendment to Lease Agreement (the "Amendment") is made and entered into to be effective as of August 26, 1997, by and between LINCOLN MENLO VI, A CALIFORNIA LIMITED PARTNERSHIP ("Landlord"), and Onsale, Inc., a Delaware corporation ("Tenant"), with reference to the following facts:


                                   RECITALS

A. Landlord and Tenant have entered into that certain Lease Agreement dated August 8, 1997 (the "Lease"), for the leasing of certain premises containing approximately 17,520 rentable square feet of space located at 1350 Willow Road, Suites 201, 202 and 204, Menlo Park, California (the "Premises") as such Premises are more fully described in the Lease.

B. Landlord and Tenant wish to amend the below terms of the Lease.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

   1. Recitals: Landlord and Tenant agree that the above recitals are true and
      --------
      correct.

   2. Premises: Approximately 12,974 rentable square feet commonly known as 1350
      --------
      Willow Road, Suites 202 and 204, Menlo Park, California.

   3. The dates on which the Base Rent will be adjusted are:

      for the period November 15, 1997 to November 14, 1998 the monthly Base Rent shall be $25,299.30;
      for the period November 15, 1998 to November 14, 1999 the monthly Base Rent shall be $26,311.27;
      for the period November 15, 1999 to November 14, 2000 the monthly Base Rent shall be $27,363.72;
      for the period November 15, 2000 to November 14, 2001 the monthly Base Rent shall be $28,458.27; and for the period November 15, 2001 to November 14, 2002 the monthly Base Rent shall be $29,596.60.

   4. Security Deposit: Twenty-nine thousand five hundred ninety-six and 00/100
      ----------------
      dollars ($29,596.00).

   5. Tenants Share of Expenses: Tenant's share of Additional Rent is hereby
      -------------------------
      adjusted as follows:

      Tenant's Share of Operating Expenses (6.1):    13.0% of Phase VI
      Tenant's Share of Tax Expenses (6.2):          26.0% of the Lot
      Tenant's Share of Utility Expenses (7):        26.0% of the Building

   6. Unreserved Parking Spaces: Fifty-two (52) unreserved spaces.
      -------------------------

   7. Expansion Requirement:
      ---------------------

      7.1  Tenant's Expansion Requirement. Tenant shall be obligated, upon
           ------------------------------
      written notice from Landlord described below, to expand the Premises (as defined in the Lease) to include the approximately 4546 rentable square feet commonly known as 1350 Willow Road, Suite 201 ("Expansion Premises A") and the 7,440 rentable square feet commonly known as 1350 Willow Road, Suite 203, Menlo Park, California (the "Expansion Premises B") collectively known as the "Expansion Premises" as and when set forth in Landlord's Notice (defined below). A description of the Expansion Premises is attached to this Addendum Two as Schedule 1.
                                          ----------

      7.2  Landlord's Notice. Landlord shall provide one hundred eighty (180)
           -----------------
      days, advance written notice to Tenant of the date that Tenant shall be required to occupy the Expansion Premises ("Landlord's Notice") and in no event shall Tenant have the right to delay occupancy of the Expansion Premises or otherwise alter or change the date set forth in Landlord's Notice upon which Tenant shall commence (i) occupancy of the Expansion Premises and (ii) paying Base Rent and additional Rent therefor.

      7.3  Establishing the Initial Monthly Base Rent for the Expansion
           ------------------------------------------------------------
      Premises. The monthly Base Rent for Expansion Premises A shall equate to
      --------
      the rental rate per square foot of Base Rent for the Leased Premises, and shall increase by the same percentage and on the same Base Rent

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     adjustment dates of the leased Premises. The initial monthly Base Rent for
     Expansion Premises B shall be the then current market rent for the highest and best use for similar space within the competitive market area of Expansion Premises B (the "Fair Rental Value"). "Fair Rental Value" of Expansion Premises B means the current market rental value of Expansion Premises B as of the date of Landlord's Notice, taking into consideration all relevant factors, including length of term, the uses permitted under the Lease, the quality, size, design and location of Expansion Premises B, including the condition and value of existing tenant improvements, and the monthly base rent paid by tenants for premises comparable to Expansion Premises B, and located in the competitive market area of Expansion Premises B, as reasonably determined by Landlord.

     If Landlord and Tenant are unable to agree on the Fair Rental Value for Expansion Premises B within ten (10) days of receipt by Tenant of Landlord's Notice. Landlord and Tenant each, at their own respective cost and by giving notice to the other party, shall appoint a competent and impartial commercial real estate broker (hereinafter "broker") with at least five (5) years' full-time commercial real estate brokerage experience in the geographical area of Expansion Premises B to set the Fair Rental Value for Expansion Premises B. If either Landlord or Tenant does not appoint a broker within ten (10) days after the other party has given notice of the name of its broker, the single broker appointed shall be the sole broker and shall set the Fair Rental Value for Expansion Premises B. If two (2) brokers are appointed by Landlord and Tenant as stated in this paragraph, they shall meet promptly and attempt to set the Fair Rental Value. If the two (2) brokers are unable to agree within ten (10) days after the second broker has been appointed, they shall attempt to select a third broker, meeting the qualifications stated in this paragraph within ten (10) days after the last day the two (2) brokers are given to set the Fair Rental Value. If the two (2) brokers are unable to agree on the third broker, either Landlord or Tenant by giving ten (10) days' notice to the other party, can apply to the Presiding Judge of the Superior Court of the county in which Expansion Premises B is located for the selection of a third broker who meets the qualifications stated in this paragraph. Landlord and Tenant each shall bear one-half (1/2) of the cost of appointing the third broker and of paying the third broker's fee. The third broker, however selected, shall be a person who has not previously acted in any capacity for either Landlord or Tenant. Within fifteen (15) days after the selection of the third broker, the third broker shall select one of the two Fair Rental Values submitted by the first two brokers as the Fair Rental Value for Expansion Premises B. If either of the two brokers fails to submit their opinion of the Fair Rental Value within the time frames set forth above, then the single Fair Rental Value submitted shall automatically be the initial monthly Base Rent for Expansion Premises B.

     In no event shall the monthly Base Rent, on a per square foot basis, for Expansion Premises B as determined pursuant to this First Amendment, be less than the monthly Base Rent for the Premises on a per square foot basis. Upon determination of the initial monthly Base Rent for Expansion Premises B pursuant to the terms outlined above, Landlord and Tenant shall immediately execute an amendment to the Lease. Such amendment shall set forth among other things, the initial monthly Base Rent for Expansion Premises B and the actual commencement date of occupancy of Expansion Premises B.

     7.4  Condition of Expansion Premises and Brokerage Commissions. Tenant
          ---------------------------------------------------------
     shall accept all of the Expansion Premises in its then "As-Is" condition and, accordingly, Landlord shall not be required to perform any additional improvements to the Expansion Premises provided, however, that Landlord shall install building standard carpet and paint the interior premises of Expansion Premises A and Expansion Premises B, and install building standard ceiling tiles in Expansion Premises B. Tenant hereby agrees that it will solely be responsible for any and all brokerage commissions and finder's fee payable to any broker now or hereafter procured or hired by Tenant or who claims a commission based on any act or statement of Tenant ("Tenant's Broker") in connection with the Expansion Premises, other than Tenant's broker stated on Page 1 of the Lease. Tenant hereby further agrees that Landlord shall in no event or circumstance be responsible for the payment of any such commissions and fees to Tenant's Broker until Tenant
     (i) takes occupancy of the Expansion Premises and (ii) commences paying Base Rent and Additional Rent for the Expansion Premises. The commission payable by Landlord to Tenant's broker stated on Page 1 of the lease shall be the commission due per the commission schedule in effect as of the date of the Lease. The terms of this shall be binding upon and inure to the benefit of Tenant's successors and assigns, as permitted under the Lease.

     7.5  Parking: As Tenant occupies each of the Expansion Premises, Tenant's
          -------
     pro rata share of parking spaces shall increase accordingly.

8.   Effect of Amendment: Except as modified herein, the terms and conditions of
     -------------------
     the Lease shall remain unmodified and continue in full force and effect. In the event of any conflict between


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          the terms and conditions of the Lease and this Amendment, the terms and conditions of this Amendment shall prevail.

     9.   Definitions:  Unless otherwise defined in this Amendment, all terms
          -----------
          not defined in this Amendment shall have the meaning set forth in the Lease.

     10.  Authority:   Subject to the provisions of the Lease, this Amendment
          ---------
          shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, legal representatives, successors and assigns. Each party hereto and the persons signing below warrant that the person signing below on such party's behalf is authorized to do so and to bind such party to the terms of this Amendment.

     11. The terms and provisions of the Lease are hereby incorporated in this Amendment.


IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.


TENANT:

Onsale, Inc.,
a Delaware corporation

By:   /s/ DENNIS SHEPARD
      --------------------------------

Its:  Vice President, Operations
      --------------------------------

Date: Sept 2, 1997
      --------------------------------

LANDLORD:

LINCOLN MENLO VI,
A CALIFORNIA LIMITED PARTNERSHIP

By:   Lincoln Property Company Management Services, Inc.,
      As Manager and Agent for Landlord


      By:   /s/
            --------------------------
            Senior Vice President

      Date: __________________________

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                                  Schedule 1
                                  ----------

                      Description of Expansion Premises
                                 (Floor Plan)

                                                     Expansion Premises B
                                                     --------------------
                                                     1350 Willow Road, Suite 203
                                                     7,440 rentable square feet

                           [FLOOR PLAN APPEARS HERE]

                                                     Expansion Premises A
                                                     --------------------
                                                     1350 Willow Road, Suite 201
                                                     4,546 rentable square feet